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                                                                Exhibit 10.8.3




                            FILENE'S BASEMENT, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                AMENDMENT NO. 3


        WHEREAS, Filene's Basement, Inc. (the "Company") established the above-titled Plan by an instrument in writing effective August (the "Plan"); and

        WHEREAS, the parties wish to amend the Plan in the manner set forth below;

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1.  Section 3.1 is amended to read in its entirety as follows:

                3.1 Benefit Calculation In the case of any Participant, the benefit payable under this Plan shall equal the excess, if any, of (a) over (b), where:

                    (a) equals the benefit that would be payable pursuant to the terms of the Basic Plan, if determined without regard to the limits of Section 401(a)(4) of Section 415 or Section 417 of the Code, and with the following further modifications:

                        (1) for the purposes of calculating benefits under this Plan, the definition of Final Average Compensation under Section 1.26 of the Basic Plan, now in effect, which is used in calculating any benefit payable under this Plan, shall also include:

                             (A) Compensation (as defined in the Basic Plan and modified in this Plan ("Modified Compensation") for those five (5) calendar years, out of the ten (10) calendar years used in calculating Final Average Compensation under the Basic Plan, during which the Participant had the highest total Modified Compensation, even if such five (5) years are not consecutive calendar years, and including all calendar years which are taken into account under paragraph (2) and treating all payments made to the participant by the





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                                   Company as Modified Compensation to the
                                   extent they meet or would meet such
                                   definition if paid for services rendered for such calendar years) other than years during which the Participant was not employed or was not covered by an employment agreement effective on the first and last day of the calendar year; and

                              (B) Compensation for all full calendar years ending prior to Severance from Service Date even if that includes fewer than 5 calendar years; and


                         (2) for purposes of calculating Participants' benefits under this Plan, Years of Credited Service and years of Vesting Service as defined in the Basic Plan, shall also include;

                              (A) each Plan Year (as defined in the Basic Plan) during which the Participant completed one
                                   (1) Hour of Service (as defined in the Basic
                                   Plan), regardless of whether such Plan Year is taken into account under the Basic Plan; and

                              (B)  for purposes of calculating the benefit
                                   payable to Steven R. Siegel, each Plan Year which begins prior to the Expiration Date of his employment agreement dated as of July 11, 1994, including any extensions thereof, and as further defined therein and as it may be amended from time to time.

                (b) equals the sum of:

                    (1)  the benefit actually payable under the Basic Plan, plus

                    (2) the Actuarial Equivalent, (as defined in Section 1.2 of the Basic Plan) payable in the form of an annuity which commences on a Participant's Normal Retirement Date (as defined in Section 1.35 of the Basic Plan) and which continues each month thereafter only during his lifetime, of the sum of


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                        (A)     the amount of Benefits (as defined therein)
                                actually paid to the Participant under Section
                                2.1 of the Filene's Basement Corp. Executive
                                Severance Plan, if any, plus

                        (B) the excess as of the date of the Participant's termination of employment of the cash surrender value of any life insurance policy subject to an Executive Split Dollar Life Insurance Agreement between the Participant and Filene's Basement Corp. over the premium on such policy paid by Filene's Basement Corp.

Executed this 7th day of January, 1997.

                                Filene's Basement, Inc.

                                /s/ Samuel J. Gerson
                                -----------------------
                                By:

/s/ Samuel J. Gerson
-------------------------
Samuel J. Gerson

/s/ Mone Anathan III
-------------------------
Mone Anathan III

/s/ Steven R. Siegel
-------------------------
Steven R. Siegel


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